Exhibit 3.2

CONSOLIDATED GOLDFIELDS CORPORATION

BYLAWS

ARTICLE I

Offices

Section 1.          Registered Office. The registered office and registered agent shall be in the City of Helena, County of Lewis and Clark, State of Montana. The registered office of the corporation required by the Montana Business Corporation Act to be maintained in the State of Montana may be, but need not be, identical with the principal office in the State of Montana, and the registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

Section 2.          Other Offices. The corporation may also have offices at such other places, either within or without the State of Montana, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

Shareholders

Section 1.          Annual Meeting. The annual meeting of the shareholders shall be held at such date, at such time, and at such place as shall be determined by the Board of Directors, and such meeting shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the date designated by the action of the Board of Directors at the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special annual meeting of the shareholders as soon thereafter as conveniently may be and as determined by the Board of Directors in accordance with the statutes of the State of Montana.

Section 2.         Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President, Vice President, Secretary, or by the Board of Directors, or by the holders of not less than one-tenth of all shares entitled to vote at the meeting.

Section 3.          Place of Meeting. The Board of Directors may designate any place either within or without the State of Montana, as the place of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 4.          Notice of Meeting. Written or printed notice stating the place, day and time of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5.          Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for a period of at least ten (10) days immediately preceding such meeting and not to exceed sixty (60) days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6.          Voting Right. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period beginning two (2) business days after notice is given of the meeting for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The corporation’s original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7.          Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but in no event shall a quorum consist of a majority of the shares entitled to vote at the meeting. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time until a quorum is present, at which time any business may be transacted that may have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

Section 8.          Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of director of such other corporation is held by the corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

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Each shareholder entitled to vote at a meeting may vote that shareholder’s shares at the meeting. Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 9.          Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE III

Board of Directors

Section 1.          General Powers. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or the articles of incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

Section 2.          Number, Tenure and Qualifications. The number of directors of the corporation shall be as set forth in the articles of incorporation. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Montana or shareholders of the corporation.

Section 3.          Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 4.          Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the date, time and place, either within or without the State of Montana, for holding any special meeting of the Board of Directors called by them.

Section 5.          Notice. Notice of any Special Meeting shall be given at least two (2) days previously thereto by written notice delivered personally, mailed or faxed to each director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice is given by fax, the notice shall be deemed to be delivered when the fax is sent to the fax number maintained in the records of the corporation for each director. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting in writing. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice is not required to describe the purpose of the meeting.

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Section 6.          Quorum. One-third of the number of directors fixed by the articles of incorporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such one-third is present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.          Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

Section 8.          Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and non-employee directors may be paid an annual retainer plus a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1.          Number. The officers of the corporation shall be the President, Secretary, Treasurer and such Vice Presidents (the number, qualification and titles thereof to be determined by the Board of Directors from time to time, and who may or may not be directors), as in the opinion of the Board of Directors the business of the corporation requires. Such other officers, assistant officers, and agents as may be necessary may be elected or appointed from time to time by the Board of Directors. Any two or more offices may be held by the same person.

Section 2.          Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.          Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 4.         Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors.

Section 5.          Chairman of the Board. If the Chairman of the Board is in office, he or she shall preside at all meetings of the shareholders and the Board of Directors. During the absence or disability of the Chairman of the Board, or during a vacancy in the office of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

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Section 6.          President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors shall, in general, supervise and control all of the business and affairs of the corporation. He or she shall, in the absence or disability of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.          Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

Section 8.          Secretary. The Secretary shall: (a) keep the minutes of the shareholders and the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 9.          Treasurer. The Treasurer shall have charge and supervision and be responsible for all funds and securities of the corporation and shall have charge and supervision of the deposits of all monies due and payable to the corporation from any source whatsoever in such banks or depositories as shall be selected by the Board of Directors, and shall, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 10.         Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries shall exercise the duties of the Secretary and those duties incident to the office of the Secretary when the Secretary is absent or not available and such other duties as shall be assigned by the President or by the Board of Directors. The Assistant Treasurers shall perform those duties incident to the office of Treasurer and those assigned to the Treasurer in the absence or unavailability of the Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

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Section 11.        Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE V

Certificates for Shares and Their Transfer

Section 1.          Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. The names and addresses of the persons to whom the shares represented thereby are issued, with the number of shares and dates of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. The Board of Directors by resolution may provide that any or all classes or series of stock shall be uncertificated.

Section 2.          Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VI

Fiscal Year

The fiscal year of the corporation shall end on the 31st day of December in each year unless and until changed by resolution of the Board of Directors.

ARTICLE VII

Dividends

Section 1.          Dividends. The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

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Section 2.          Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE IX

Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Montana Business Corporation Act, a waiver therefor in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

Action Without a Meeting

Any action required to be taken at a meeting of the shareholders or directors of the corporation or any action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders or directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote and may be stated in any articles or documents filed with the Secretary of State under the Montana Business Corporation Act.

ARTICLE XI

Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

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